EXHIBIT 21.0
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                                          SUBSIDIARIES


              Registrant           Clifton Savings Bancorp, Inc.
              ----------

                                                       Percentage                       Jurisdiction or
               Subsidiaries                            Ownership                     State of Incorporation
-------------------------------------------   -----------------------------   -------------------------------------
Clifton Savings Bank, S.L.A                               100%                             New Jersey


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